EX-35.3
(logo) KeyBank


Statement of Compliance
January 1, 2013 - December 31, 2013 (the 'reporting period')

Re: Transactions per Attachment A

I, Clark Rogers, in my capacity as Senior Vice President of KeyBank National Association as successor by merger to KeyCorp Real Estate Capital Markets Inc., (KeyBank), do hereby state that:

* A review of the Special Servicing activities of KeyBank during the reporting period and of its performance, under the Agreement(s), has been made under my supervision, and,

* To the best of my knowledge, based on such review, KeyBank has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.


By:

/s/ Clark Rogers
Clark Rogers, Senior Vice President

Date: March 11, 2014

KeyBank National Association
11501 Outlook Street, * Suite 300 * Overland Park, KS 66211
Toll Free (888) 979-1200 * Direct (913) 317-4100 * www.keybank.com


(page)


Commercial Mortgage Pass-Through Certificates
KeyBank National Association as Special Servicer

BACM 2005-4                      GMACCM Series 1998-C1
BALL 2005-MIB1                   GSMS 2013-650M
BALL 2006-277 Park Ave MZ        GSMS 2013-G1
Ball 2007 BMB1                   GSMS 2013-PEMB
BALL 2009-FDG                    GMSC 2013 NYC5
BAMLL 2012-PARK                  GSMSC 2013 NYC5
BAMLL 2013-DSNY MZ               GSMSC Series 1998-C1
Bank of America 2002-X1          JPM 2009-Iwest
BASST 2002-X1                    JPM 2010-Centro
BCMS 2013-K31                    JPMC 2007-FL1 Participant
BSCMSI 1999-CLF1                 JPMC SERIES 2007-FL1
BSCMSI 2007-BBA8                 JPMCC 2007-CIBC18
CCA One, Series 2 & Series 3     JPMCC 2012-HSBC
CGCMT 2007 FL3                   JPMCC 2012-K706
CMLB 2001-CMLB-1                 JPMCC 2012-WLDN
COM 2013-GAM                     JPMCC 2013-C13
COMM 2012-LTRT                   JPMCC 2013-FL3
CS 2006 TFL2                     JPMCC 2013-IN MZ
CS 2007 TFL1                     JPMCC 2013-JWRZ MZ
CS 2007 TFL2                     LBCMT 98-C1
CSFBMSC 2006-OMA                 LEHMAN Series 1998-C1
CSFBMSC 2013-K35                 MLFT 2006-1
DLJ 1998-CF1                     MLFT 2008-LAQ
DMARC 2011-K16                   MLMI 1998-C2
FHLMC 2011-K14                   MOTEL 6 2012-MTL6
FNMA 1995 M2                     MS 1998-HF2
FREMF 2010-K5                    MS 2007-XLF9
FREMF 2010-K9                    MSBAM 2012-CKSV
FREMF 2011-K703                  MSC 1999 CAM1
FREMF 2012-K20                   MSCII 2012-K20
FREMF 2012-K501                  Nationslink 1999-LTL-1
FREMF 2012-K705                  RCMC 2012-CREL1
FREMF 2012-K706                  SALOMON Series 1999-C1
FREMF 2012-K709                  Sovereign Series 2007-C1
FREMF 2013-K25                   UBS Series 2007-FL1
FREMF 2013-K26                   UBS-BAMLL 2012-WRM
FREMF 2013-K33                   VERTICAL CRE CDO 2006-1
GECC 2000-1                      VNDO 2013-PENN
GFCM 2003-1                      WBCMT 2006-C27
GFT 1998 C1                      WBCMT 2007-WHALE8
GMACC 1998-C2                    WFCM 2013-BTC
GMACCM Series 1997-C1            WFCMS 2011-K703


Classification: KeyCorp Public


(page)


Commercial Mortgage Pass-Through Certificates
KeyBank National Association as Special Servicer

WFCMS 2013-K26
WMCMS 2005-C1
WMCMS 2006-SL1
WMCMS 2007-SL2
WMCMS 2007-SL3
WVMT 2011-SBC2


Classification: KeyCorp Public